Separation Agreement

Whereas China Education International, Inc, (“China Education”) is a Nevada corporation; and

Whereas China Bull Holdings Inc, (“Bull Holdings”) is a Nevada corporation and a subsidiary of China Education; and

Whereas China Bull Management Inc ,is a Nevada corporation which manages the operation of Bull Holdings. and

Whereas Andrew Chien, is a director of China Education, and CEO of Bull Holdings, and President and principal shareholder of China Bull Management Inc.

NOW, THEREFORE, in consideration of good and valuable consideration, the parties hereto hereby agree as follows:

1.      Bull Holdings will separate from China Education immediately after this Agreement is signed and approved by the Board of Directors of China Education;

2.      After separation, Bull Holdings will inherit and assume all existing or future liabilities such as bills for Nevada registration etc., from the precedent subsidiary, and will indemnify China Education against all claims, demands, proceedings, losses damages and charges and expenses which may be raised against it by reason or in consequence of having agreed to this separation.

3.      China Education will not claim any portion of ownership from the separated Bull Holdings.

Dated: February 16, 2012                                                            China Education International, Inc

By: s/s Joel Mason_______

Print Name: Joel Mason

Chief Executive Officer

China Bull Holdings Inc

By:_s/s A. Chien

Print Name: Andrew Chien (CEO)

China Bull Management Inc

By:s/s A. Chien

Print Name: Andrew Chien (CEO)